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                                                                      Exhibit 12



                COMPUTATION OF RATIOS OF INCOME TO FIXED CHARGES


        The computation of the ratios of income to fixed charges is set forth in
Note 7 of Notes to Consolidated Financial Statements on page 33 of the Form
10-Q.

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